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                                                                    EXHIBIT 10.3

                          NCI ACQUISITION CORPORATION

                    1997 MANAGEMENT PERFORMANCE OPTION PLAN



     1. Purpose. The purpose of the NCI Acquisition Corporation 1997 Management Performance Option Plan (the "Plan") is to further the best interests of NCI Acquisition Corporation, a Delaware corporation (the "Company"), and its subsidiary Nationwide Credit, Inc. ("NCI"), by encouraging key employees of NCI to continue association with NCI and by providing additional incentive for unusual industry and efficiency through offering them an opportunity to acquire on reasonable terms a proprietary stake in the Company and both NCI's and the Company's future growth. The Company believes that this goal may best be achieved by granting three classes of options, the Class A Options, Class B Options and Class C Options (collectively, the "Options") to acquire shares (the "Shares") of common stock ($0.01 par value) of the Company (the "Common Stock"), to certain employees of NCI (the "Optionees").

     The Options to be granted pursuant to the Plan shall not be Incentive Stock Options (as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code")).

     2. Option Shares. The maximum number of Shares which may be made subject to Options granted pursuant to the Plan shall be 57,665, of which 36,040 shall be divided equally between the Class A Options and the Class B Options, 9,610 of which shall be allocated to the Class C Options and 12,015 of which may be allocated to Class A Options, Class B Options or Class C Options as determined by the Board (as defined below). If the Option Period (as defined in Section 8 hereof) with respect to any Options expires or terminates for any reason without having been exercised in full, the unpurchased Shares subject thereto shall again be available for the grant of Options under the Plan.

     3. Effective Date of Plan. The Plan shall take effect upon the consummation of the transactions contemplated under the Agreement and Plan of Merger, dated as of December 31, 1997 (the "Merger Agreement") between the Company, NCI, NCI Merger Corporation, First Financial Management Corporation and First Data Corporation (such date of the closing, the "Closing Date").

     4. Administration of the Plan. The Plan shall be administered by the Board of Directors of the Company (the "Board"). The interpretation and construction by the Board of any provisions of the Plan or of any Options granted hereunder shall be final, binding and
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conclusive.  The Board shall not be liable for any action or determination made in good faith with respect to the Plan or any Options granted hereunder.

          5. Eligibility. The persons eligible to participate in the Plan as recipients of Options shall include only the employees of NCI and its subsidiaries as determined from time to time by the Board.

          6. Grant of Options. On the Closing Date, simultaneously with the consummation of the transactions occurring pursuant to the Merger Agreement on the Closing Date, by action of the Board and subject to the provisions of the Plan, the Company shall grant Options to purchase the number of Shares equal to the number of Shares set forth opposite the names of the persons listed on
Schedule I hereto and, from time to time may grant Options to such other eligible persons as may be selected from time to time by the Board. In the event the Option Period (as defined in Section 8 below) for any of such Options shall expire or terminate prior to the termination of the Plan for any reason without having been exercised in full, the Board may, but shall not be obligated to, grant new Options with respect to the Shares covered by such expired or terminated Options to such eligible persons as may be selected by the Board and subject to the provisions of the Plan. Each grant of an Option pursuant to the Plan shall be made in writing and upon such terms and conditions as may be determined by the Board at the time of grant, subject to the provisions and limitations set forth in the Plan. The grant of such Option shall be evidenced by a written agreement or certificate executed by the Company.

          7. Option Price. The purchase price (the "Option Exercise Price") for each Share placed under Option pursuant to the Plan shall be (a) $100.00 per Share, with respect to Options granted on the Closing Date, and (b) the fair market value per Share as determined by the Board in its sole discretion, with respect to Options granted after the Closing Date, if any, in each case exercisable by payment in cash.

          8. Duration of Options. The period (the "Option Period") for which each Option granted hereunder shall be effective shall commence upon the date of the grant of such Option and shall continue until (a) with regard to the Class A Options granted on the Closing Date, the eighth (8th) anniversary of the Closing Date, (b) with regard to the Class B Options and Class C Options granted on the Closing Date, the tenth (10th) anniversary of the Closing Date, or (c) with regard to any class of Options granted after the Closing Date, the date fixed by the Board at the time of the grant of such Options, which date cannot be longer than ten (10) years after the date of grant (for clauses (a), (b) and (c), the "Expiration Date") or as hereinafter provided. In addition to and in limitation of the above, unless otherwise approved by the Board, the Option Period of any Option, other than the Vested Percentage

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(as described below) of such Option, shall terminate on the date (the
"Termination Date") upon which the Optionee ceases to be a full-time employee of NCI (or of one of its subsidiaries) for any reason whatsoever and such Option shall no longer be exercisable and shall terminate, provided, however, the Option Period with respect to the Vested Percentage of such Option, if any, as determined pursuant to Section 9 hereof, shall terminate on the earlier of (i) the Expiration Date of such Option or (ii) the sixtieth (60th) day after the Termination Date. In no event shall an Option be exercisable until it has vested in accordance with Section 9 hereof.

     Neither the existence of the Plan nor the grant of any Option shall limit whatever right the Company or NCI might otherwise have to terminate the employment of any Optionee.

     9.   Vesting.

     (a) Class A Options. Each Class A Option held by any Optionee shall have a "Vested Percentage" equal to 100% if such Optionee shall be employed full-time by NCI on the third (3rd) anniversary of the date of grant of such Class A Option (the "Date of Grant"); provided however, that with respect to any Class A Options granted after the Closing Date, the Board may alter the vesting period and vesting schedule from that set forth herein. The "Vested Percentage" of each Class A Option held by any Optionee whose full-time employment by NCI shall terminate prior to such date for any reason whatsoever (other than for "Cause" (as defined in Section 9(d) hereof)) shall be as follows:

          (i) zero percent, if such termination of employment shall occur on or prior to the date that is six (6) months following the Date of Grant.

          (ii) sixteen and two-thirds percent (16 2/3%), if such termination of employment shall occur on or subsequent to the date that is six (6) months following the Date of Grant and prior to the first (1st) anniversary of the Date of Grant.

          (iii) thirty-three and one-third percent (33 1/3%), if such termination of employment shall occur on or subsequent to the first (1st) anniversary of the Date of Grant and prior to the date that is eighteen
     (18) months following the Date of Grant.

          (iv) fifty percent (50%), if such termination of employment shall occur on or subsequent to the date that is eighteen (18) months following the Date of Grant and prior to the second (2nd) anniversary of the Date of Grant.

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          (v)    sixty-six and two-thirds percent (66 2/3%), if such termination of employment shall occur on or subsequent to the second (2nd) anniversary to the Date of Grant and prior to the date that is thirty (30) months following the Date of Grant.

          (vi) eighty-three and one-third percent (83 1/3%), if such termination of employment shall occur on or subsequent to the date that is thirty (30) months following the Date of Grant and prior to the date that is thirty-six (36) months following the Date of Grant.

          (vii) one hundred percent (100%), if such termination of employment shall occur on or subsequent to the date that is thirty-six (36) months following the Date of Grant.

     (b) Class B Options. Each Class B Option held by any Optionee shall have a "Vested Percentage" equal to 100% under the following conditions: (i) if (A) such Optionee shall be employed full-time by NCI on the third (3rd) anniversary of the Closing Date and (B) the Major Stockholders under the Stockholders' Agreement, dated as of December 31, 1997, among the Company and certain stockholders thereof (the "Stockholders' Agreement") shall have achieved an IRR (as defined below) in excess of thirty-four (34%) percent; or (ii) Optionee shall be employed full-time by NCI on the ninth (9th) anniversary of the Closing Date. Notwithstanding the foregoing, with respect to any Class B Options granted after the Closing Date, the Board may alter the vesting period and vesting schedule from that set forth herein. The "Vested Percentage" of each Class B Option held by any Optionee who is a full-time employee on the third (3rd) anniversary of the Closing Date (or if such Optionee's full-time employment is terminated by NCI prior to such date for any reason (other than for "Cause"), the Major Stockholders shall have realized an IRR within the range of percentages set forth in this Section 9(b) within one-hundred and eighty (180) days of the date of such termination) with respect to the percentage of the IRR set forth below shall be as follows:

                                                           Percentage of
                    IRR                                Vested Class B Options
                    ---                                ----------------------

equal to or greater than 25% but less than 26%                   10%
equal to or greater than 26% but less than 27%                   20%
equal to or greater than 27% but less than 28%                   30%
equal to or greater than 28% but less than 29%                   40%
equal to or greater than 29% but less than 30%                   50%
equal to or greater than 30% but less than 31%                   60%
equal to or greater than 31% but less than 32%                   70%
equal to or greater than 32% but less than 33%                   80%

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equal to or greater than 33% but less than 34%                   90%
       equal to or greater than 34%                             100%

For purposes hereof, "IRR" means the internal rate of return per annum realized in cash by the Major Stockholders on their investment in the Shares acquired pursuant to the Stockholders' Agreement, taking into account all payments made to the Company by the Major Stockholders in consideration of the issuance of the Shares under the Stockholders' Agreement and all payment received by the Major Stockholders from the Company in respect of such Shares or received by the Major Stockholders upon any sale, transfer or other disposition thereof. The IRR shall be computed following the disposition by each of the Major Stockholders of not less than one-half ( 1/2) of the Shares acquired by the Major Stockholders pursuant to the Stockholders' Agreement based on the amounts paid for and received in respect of the Shares so disposed of. Upon subsequent dispositions of Shares, the IRR shall be computed on a cumulative basis for the aggregate Shares disposed of, and in the event the cumulative IRR exceeds the rate previously computed in accordance with this Section 9(b), the Vesting Percentage of the Class B Options shall be adjusted as appropriate. Notwithstanding the foregoing, for purposes of determining the Vested Percentage of the Class C Options, the IRR shall be computed in all cases based on the total investment of the Major Stockholders in all of the Shares without regard to the percentage disposed of by such Major Stockholders.

     (c) Each Class C Option held by any Optionee shall have a "Vested Percentage" equal to 100% under the following conditions: (i) if (A) such Optionee shall be employed full-time by NCI on the third (3rd) anniversary of the Closing Date (or if such Optionee's full-time employment is terminated by NCI prior to such date for any reason whatsoever (other than for "Cause"), the Major Stockholders shall have realized the IRR set forth in this Section 9(c) within one-hundred and eighty (180) days of the date of such termination) and
(B) the Major Stockholders shall have achieved an IRR equal to or greater than 40%; or (ii) Optionee shall be employed full-time by NCI on the ninth (9th) anniversary of the Closing Date.

     (d) The Vested Percentage of each unexercised Option held by any Optionee whose full-time employment by NCI shall be terminated for "Cause" shall be zero percent (0%). Except as otherwise provided in any employment agreement between such Optionee and NCI or the Company (in which case the term "Cause" as used herein with respect to such Optionee shall have the meaning ascribed to it therein), "Cause" as used in this Agreement shall mean (i) the gross negligence or wilful misconduct of Optionee in carrying out his obligations and duties,
(ii) any other breach by Optionee of the terms of Optionee's employment which has not been cured within five (5) days after delivery of notice by NCI to

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Optionee of such breach (or such shorter period if such breach adversely affects
NCI's ability to conduct debt collection activities in any jurisdiction), including, without limitation, Optionee's insubordination, chronic absences from work or alcoholism or drug dependency, (iii) Optionee shall have committed an act of fraud, theft or dishonesty against the Company or NCI or any of their subsidiary or affiliated companies, or (iv) Optionee shall be indicted for or convicted of (or plead nolo contendre to) any felony or be convicted of (or plead nolo contendre to) any misdemeanor involving fraud, dishonesty or moral turpitude or any other misdemeanor that might, in the reasonable opinion of the Board of Directors, adversely affect Optionee's ability to perform Optionee's obligations or duties to the Company or NCI in any material respect or adversely affects NCI's ability to conduct its debt collection activities in any jurisdiction.

     (e) In the event of the occurrence of a Transfer Event (as defined below), all Class A Options shall be deemed to have a Vested Percentage of one hundred (100%) percent and the conditions set forth in Section 9(b)(i)(A) with respect to the Class B Options and the conditions set forth in Section 9(c)(i)(A) with respect to the Class C Options shall be deemed to be satisfied. For purposes hereof, "Transfer Event" shall mean (i) assets constituting all or substantially all of the assets of the Company are sold, in one or more related transactions, to any "person" or "group" (as such terms are defined in the United States Securities Exchange Act of 1934, as amended) and as a result, less than fifty (50%) of the outstanding voting securities or other capital interest of which are owned in the aggregate by the stockholders of the Company, directly or indirectly, immediately prior to or after such sale, (ii) an event or series of events (whether a share purchase, merger, consolidation or other business combination or otherwise) by which any person or group (other than a stockholder of the Company on the Closing Date) is or becomes the "beneficial owner" (as defined in the United States Securities Exchange Act of 1934 (the "Securities Act"), as amended) directly or indirectly of more than fifty percent (50%) of the combined voting power of the then outstanding securities of the Company, or
(iii) a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report) each as promulgated pursuant to the Securities disclosing that any person (as the term "person" is used in Section 13(d)3 or Section 14(d)2 of the Securities Act), other than a stockholder or group of stockholders of the Company on the Closing Date, has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Securities Act) of fifty (50%) percent or more of the issued and outstanding shares of voting securities of the Company, excluding in the case of each of clauses (i), (ii) and (iii) any reincorporation, reorganization or recapitalization transaction in which the stockholders of the Company continue to possess all of the outstanding voting securities of the successor or surviving entity in the same relative proportions.

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     10.  Non-Transferability.  Options granted pursuant to the Plan shall not, without the prior written consent of the Board, which may be granted or withheld in its sole discretion, be transferred by the Optionee except to a living trust for the benefit of any or all of the Optionee's spouse or descendants or to a deceased Optionee's executors, legal heirs, devisees, administrators or testamentary trustees and beneficiaries, provided, that the Optionee may pledge the Options to the Company. During the lifetime of the Optionee, the Options may be exercised only by him or her.

     11. Termination of the Plan. The Plan shall terminate with respect to additional option grants upon the close of business on the date following the delivery of the audited financial statements for the Company for the year ending December 31, 2000 unless it shall have sooner terminated by there having been granted and fully exercised Options covering all of the Shares subject to the Plan. Any Option outstanding under the Plan at the time of the termination of the Plan shall remain in effect until such Option shall have been exercised or shall have expired in accordance with its terms.

     12. Exercisability of Options. Each of the Options shall become exercisable with respect to the Vested Percentage upon the vesting thereof in accordance with Section 9.

     13. Procedure for Exercise and Payment for Shares. (a) Exercise of an Option shall be made by the giving of written notice to the Company by the Optionee. Such written notice shall be deemed sufficient for this purpose only if delivered to the Company at its principal offices and only if such written notice states the number of Shares with respect to which the Option is being exercised and, further, states the date, not more than ninety (90) days after the date of such notice, upon which the Shares shall be purchased and payment therefor shall be made. The payments for Shares purchased pursuant to exercise of an Option shall be made at the principal offices of the Company. Upon the exercise of any Option, in compliance with the provisions of this paragraph and promptly thereafter upon receipt by the Company of the payment for the Shares so purchased together with the payment of the amount of any taxes (the "Withholding Taxes") required to be collected or withheld as a result of the exercise of such Option, the Company shall deliver or cause to be delivered to the Optionee so exercising an Option certificate or certificates representing the number of validly authorized, duly issued, fully paid and non-assessable Shares with respect to which the Option is so exercised and payment is so made. The Shares shall be registered in the name of the exercising Optionee, provided that, in no event shall any Shares be issued pursuant to exercise of an Option until full payment therefor shall have been made by cash or certified or bank cashier's check, at which time the exercising Optionee shall have the rights of a stockholder of the Company with respect to such Shares. For purposes of this paragraph, the date of issuance shall be the date upon which payment in full has been

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received by the Company as provided herein.  In the event of the death of an
Optionee, a condition of exercising any Option shall be the delivery to the Company of such tax waivers and other documents as the Company shall reasonably request, provided that such request is made by the Company in writing and delivered or mailed by certified mail or overnight courier service and addressed to the heirs of such Optionee reasonably in advance of the Termination Date with respect to such Option.

     (b) Notwithstanding any other provision of the Plan, if an Optionee determines to exercise an Option, the Company may notify an Optionee, after the Company's receipt of the notice by the Optionee pursuant to Section 13(a), that the Company will settle such Option in cash by paying the Optionee on a date (the "Settlement Date") to occur as soon as practicable after such notification, and in all events within ninety (90) days after the date of such notice, an amount equal to (A) the difference between (i) the aggregate fair market value as determined by the Board of Directors in its reasonable discretion on the Settlement Date of the Shares with respect to which the Optionee requested the exercise of the Option and (ii) the aggregate Option Exercise Price for such Shares, less (B) any Withholding Taxes with respect to such payment.

     14. Requirements of Law. If any law or any regulation of any commission or agency of competent jurisdiction shall require the Company or the exercising Optionee to take any action with respect to the Shares acquired by the exercise of an Option, then the date upon which the Company shall issue the Shares shall be postponed until full compliance has been made with all such requirements of law or regulation; provided, that the Company shall use its best efforts to promptly take all necessary action to comply with such requirements of law or regulation. Further, if requested by the Company, at or before the time of the issuance of the Shares with respect to which exercise of an Option has been made, the exercising Optionee shall deliver to the Company his written statements satisfactory in form and content to the Company, that he intends to hold the Shares so acquired by him on exercise of his Option for investment and not with a view to resale or other distribution thereof to the public in violation of the Securities Act of 1933. Moreover, in the event that the Company shall determine that, in compliance with the Securities Act of 1933 or other applicable statutes or regulations, it is necessary to register any of the Shares with respect to which an exercise of an Option has been made, or to qualify any such Shares for exemption from any of the requirements of the Securities Act of 1933 or any other applicable statute or regulation, no Options may be exercised (and (i) any resulting delay will not otherwise derogate from the rights of the Optionee to exercise the Option thereafter and (ii) the Expiration Date or the Termination Date with respect to such Option shall not occur during such time or a period ending not less than sixty (60) days after such time) and no Shares shall be issued to the exercising Optionee until the required action has been

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completed; provided, that the Company shall use its best efforts promptly to take all necessary action to comply with such requirements of law or regulation.

     15. Amendment or Discontinuance of the Plan. The Board may, insofar as permitted by law, amend, suspend, or discontinue the Plan at any time without restriction; provided, however, that (i) the Board may not alter, amend, suspend or discontinue or revoke or otherwise impair the rights of any holder of any outstanding Options which have been granted pursuant to the Plan and which remain unexercised, except in the event that there is secured the written consent of such holder, (ii) the Board may not alter or amend the IRR targets set forth herein, except in the event that there is secured the written consent of each of the holders of the then outstanding Options, and (iii) the Board may not amend, alter or revise the Plan to change the number of Shares subject to the Plan or change the description of the class of employees eligible to receive Options. Nothing contained in this Section, however, shall in any way condition or limit the termination of an Option as hereinabove provided where reference is made to termination of employment of an Optionee. The Option Period of any outstanding Option shall not be extended by any permitted amendment or suspension or discontinuance of the Plan.

     16. Governing Law. The Plan and such Options as may be granted thereunder and all related matters shall be governed by, and construed and enforced in accordance with the internal laws (and not the laws of conflicts) of the State of New York from time to time obtaining.

     17. Partial Invalidity. The invalidity or illegibility of any provision hereof shall not be deemed to affect the validity of any other provision.

     18. Party to Stockholders' Agreement. By accepting an Option, an Optionee agrees that as a condition to the issuance of any Shares upon the exercise of any Option by the holder thereof, such holder shall become a party to, bound by, and subject to the provisions of, the Stockholders' Agreement. Prior to the exercise of any Option hereunder, no Optionee shall have any rights as a stockholder of the Company.

     19. Adjustment Upon Changes in Capitalization. In the event that the outstanding Shares are hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination or exchange of Shares and the like, or dividends payable in Shares, an appropriate adjustment shall be made by the Board in the aggregate number of Shares available under the Plan and in the number of Shares and the Option Exercise Price subject to outstanding Options. If the Company shall be reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of

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the Company shall be sold or exchanged, an Optionee shall at the time of issuance of the stock under such a corporate event, be entitled to receive upon the exercise of an Option the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the occurrence of any such corporate event as if he had been, immediately prior to such event, the holder of the number of Shares covered by such Option. Any adjustment under this Section 19 in the number of Shares subject to Options shall apply proportionately to only the unexercised portion of any Option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

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                                  SCHEDULE I
                                  ----------

                                Initial Grants
                                --------------


=================================================================
                                                Shares Subject
                                                --------------
     Name        Class A  Class B  Class C         to Plan
     ----        -------  -------  -------         -------
-----------------------------------------------------------------
Jerry Kaufman      8,409    8,409    4,805          21,623
-----------------------------------------------------------------
Loren Kranz        7,208    7,208    4,805          19,221
-----------------------------------------------------------------
Greg Shubert       1,802    1,802                    3,604
-----------------------------------------------------------------
Kevin Henry          601      601                    1,202
-----------------------------------------------------------------
Other                                               12,015
-----------------------------------------------------------------
TOTAL                                               57,665
=================================================================

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